Exhibit 99.1

Fortune Rise Acquisition Corporation Confirms to Extend Period to Consummate Initial Business Combination

Metuchen, NJ, November 1, 2022 /PRNewswire/-- Fortune Rise Acquisition Corporation (NASDAQ: FRLAU) (the “Company”), announced today that it plans to deposit an aggregate of $977,500 (the “Extension Payment”) into the Company’s trust account for its public shareholders, representing $0.10 per public share, which enables the Company to extend the period of time it has to consummate its initial business combination by three months from November 5, 2022 to February 5, 2023 (the “Extension”).

About Fortune Rise Acquisition Corporation

Fortune Rise Acquisition Corporation is a newly organized blank check company formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The Company is actively searching and identifying suitable Business Combination target but has not selected any Business Combination target. The company's efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although the Company is prohibited from undertaking initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau).

Cautionary Note Regarding Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward- looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Yuanmei Ma

Chief Financial Officer

48 Bridge Street, Building A

Metuchen, New Jersey 08840